Exhibit 99.1

Contact:	Andy Albert/John Patenaude	Rich Coyle
	Nashua Corporation	Citigate Sard Verbinnen
	847-318-1710/603-880-2145	212-687-8080

NASHUA REPORTS FIRST QUARTER 2004 RESULTS

Sales Increase to $71.2 Million from $67.2 Million a Year Ago
Nashua Raises Guidance for 2004

     NASHUA, N.H., April 27, 2004 — Nashua Corporation (NYSE: NSH), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced financial results for the first quarter ended April 2, 2004.

Net sales for the first quarter of 2004 were $71.2 million, compared to $67.2 million for the first quarter of 2003. Gross margin for the first quarter of this year was $13.9 million, or 19.6%, compared to $12.6 million, or 18.7%, for the first quarter of 2003. Nashua reported pretax income of $1.5 million in the first quarter of 2004 compared to $0.3 million in the first quarter of 2003. Net income was $0.9 million in the first quarter, or $.16 per share, compared to $0.2 million, or $.03 per share, in the first quarter of 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $3.8 million for the first quarter of 2004 compared to $2.6 million for the first quarter of 2003.

“Nashua’s top and bottom line growth in the first quarter reflect improved performance from each of our businesses and the positive impact of the strategic acquisitions and investments we have made in recent years on the one hand and the effectiveness of cost containment initiatives on the other,” said Andrew Albert, Chairman, President and Chief Executive Officer of Nashua.

In noting improved performance, Albert also stated that, “While there are preliminary signs of an improved business environment, overcapacity and intense competition continue to characterize the industry, and thus Nashua will continue to focus on cost containment initiatives even as we pursue higher margin opportunities, invest to make our businesses more efficient and pursue promising new technologies, such as Radio Frequency Identification (RFID), which are of growing importance to our customer base.”

Albert also reported that Nashua amended its credit facility in the first quarter of 2004. The amended credit facility, which will be in effect until February 2007, includes revised financial covenants that provide Nashua additional flexibility.

Business Segment Highlights

Nashua’s Label segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment and general industrial markets, reported sales in the first quarter of 2004 of $25.8 million, gross margin of $4.6 million, or 17.7%, and pretax income of $1.9 million. Sales in the first quarter of 2003 were $23.2 million, gross margin was $4.1 million, or 17.8%, and pretax income was $1.5 million.

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“The strong 11 percent sales increase for the Label Products segment reflects increased demand from new and existing customers as well as sales attributable to seasonal restocking activity. Revenue growth also comes from increased sales in the supermarket scale product line due to last year’s acquisition of the assets of The Label Company and higher automatic identification product line sales,” said Albert. “Business performance improvements compared to last year were driven by top line growth as margins remained essentially flat, reflecting continued overcapacity in the industry. We expect that the improved demand in the Label segment will continue into the second quarter based on existing April orders.”

Albert noted that, “Label has redoubled its efforts to deliver non-commodity products and services to customers that differentiate Nashua in the marketplace. Our Label$Dollars products, which are in-store redeemable coupons contained within a pricing label, inventory management systems, and the convenience of online ordering via our “e-catalogue” increase the level of interactivity between Nashua and its customers and are examples of unique value-added products and services that strengthen our relationships with customers.”

Nashua’s Specialty Paper segment, which includes the paper coating and converting operations, is the Company’s largest business segment. The Specialty Paper segment reported sales in the first quarter of 2004 of $40.3 million, gross margin of $8.1 million, or 20.0%, and pretax income of $1.7 million. Sales in the first quarter of 2003 were $38.8 million, gross margin was $7.3 million or 18.7%, and pretax income was $.6 million.

Albert said, “The four percent sales increase in the Specialty Paper segment is due largely to a significant increase in the sale of wide format products for the architectural, engineering and construction markets due to our broader distribution network and enhanced product offering together with greater sales of financial receipts utilized for ATM’s, teller systems and check processing, and thermal roll product utilized in point of sale applications. Sales increases more than offset lower sales due to changing technology in the mature dry gum, heat seal, carbonless and bond paper product lines and the loss of sales from the exit of the non-strategic cut-sheet product line in the third quarter of 2003.”

“Margins and pretax profit have been positively impacted by both sales increases and cost containment measures in this segment,” Albert noted. “The increased margin generated in our converting operation was partially offset by lower margins generated in our coating operation due to lower sales of higher margin mature products and competitive pressures which lowered margins on thermal face sheet sold to laminators.”

Nashua’s Imaging Supplies, or Toner, segment reported sales in the first quarter of 2004 of $6.5 million, gross margin of $1.3 million, or 20.2%, and pretax income of $146,000. Sales for the first quarter of 2003 were $6.0 million, gross margin was $1.2 million or 20.1%, and pretax income was $58,000. Sales increases were generated in the Ricoh compatible toners and resin product lines.

“The improved profitability of Nashua’s Toner business in the first quarter of 2004 was based on 8% sales increases, better manufacturing absorption and the impact of ongoing cost containment initiatives,” said Albert. “During the second quarter of 2004, we are scheduled to bring four new toner products to market and will continue to carefully manage cost.”

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Albert stated, “During the first quarter, Nashua’s consolidated SG&A and research expenses as a percent of sales have decreased by almost a full percentage point compared to a year ago and leveraged our divisions’ performances.”

Guidance

In discussing expectations for the remainder of 2004, Albert noted that while preliminary signs of improvement in the business environment are visible, overcapacity and intense competition continue to characterize the industry and make results difficult to predict. Nashua’s revised guidance assumes that industry conditions will continue to improve moderately. Either a positive or negative change in the outlook would cause Nashua to alter its forecast.

“With that caveat,” Albert stated, “if we achieve sales in the forecasted range between $290 million and $305 million, we expect net income for the year 2004 to be between $4.1 million or $.68 per share and $4.5 or $.75 per share.”

Albert concluded by stating that, “As Nashua moves through 2004 we will work to leverage our strengthening financial position to continue growing our value proposition, expand and deepen our business relationships with our customers and business partners, make appropriate investments in the equipment, information systems, resources and research that enhance our processes and reduce our cost structure, and maximize shareholder returns by creating a stronger, more focused company that is consistently profitable.”

Use of Non-GAAP Measures

EBITDA is presented as supplemental information that management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding back net interest expense, income tax expense, depreciation and amortization to net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

About Nashua

Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, colored copier papers, point of sale, ATM and wide format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.

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Forward-looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including earnings, revenue and profitability projections. When used in this press release, the words “should,” “will,” “expects,” “anticipates,” “predict” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the settlement of various tax issues, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

First Quarter 2004 Earnings Results

NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

	(Unaudited)
Periods ended April 2 and March 28, respectively	Three Months
In thousands, except per share amounts	2004	2003
Net sales	$71,232	$67,193
Cost of products sold	57,287	54,595

Gross margin	$13,945	$12,598
Gross margin %	19.6	18.7
Selling, distribution and administrative expenses	11,416	11,337
Research	554	709
Loss from equity investment	139	22
Interest expense, net	314	289
Net gain on curtailment of post-retirement plans	—	(47)

Income before income taxes	1,522	288
Income tax provision	591	112

Net income	$931	$176

Basic earnings per share:
Net income per common share	$0.16	$0.03

Average common shares	5,957	5,824

Diluted earnings per share:
Net income per common share assuming dilution	$0.15	$0.03

Average common and potential common shares	6,069	5,960

First Quarter 2004 Earnings Results

NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET

	(Unaudited)
	April 2	December 31
Dollars in thousands	2004	2003
Assets
Cash and cash equivalents	$812	$1,183
Accounts receivable	31,556	31,665
Inventories	24,895	22,735
Other current assets	5,892	5,205

Total current assets	63,155	60,788
Plant and equipment, net	39,751	40,777
Goodwill, net of amortization	31,516	31,471
Intangibles, net of amortization	1,668	1,781
Other assets	15,514	16,859

Total assets	$151,604	$151,676

Liabilities and Shareholders’ Equity
Accounts payable	$16,710	$20,474
Accrued expenses	13,525	14,368
Current maturities of long-term debt	3,400	3,400
Current maturities of notes payable	250	250

Total current liabilities	33,885	38,492
Long-term debt	27,350	24,200
Notes payable	710	960
Other long-term liabilities	27,022	26,827

Total long-term liabilities	55,082	51,987
Common stock and additional capital	20,927	20,418
Retained earnings	54,408	53,477
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(12,698)	(12,698)

Total shareholders’ equity	62,637	61,197

Total liabilities and shareholders’ equity	$151,604	$151,676

(a)	Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a decline in the fair market values of equities held by company-sponsored pension plans.

First Quarter 2004 Earnings Results

NASHUA CORPORATION
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION AND AMORTIZATION

	(Unaudited)
Periods ended April 2 and March 28, respectively	Three Months
In thousands	2004	2003
Net income	$931	$176
Add back:
Interest expense, net	314	289
Income tax provision	591	112
Depreciation on fixed assets	1,844	1,822
Amortization of intangible assets	113	163

Earnings before interest, taxes, depreciation and amortization	$3,793	$2,562

First Quarter 2004 Earnings Results

NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended April 2 and March 28, respectively	Three Months
Dollars in thousands (Unaudited)	2004	2003
NET SALES
Label Products	$25,773	$23,225
Specialty Paper Products	40,288	38,791
Imaging Supplies	6,451	6,042
Reconciling Items:
Eliminations	(1,280)	(867)
Other(a)	—	2

Net sales	$71,232	$67,193

PRETAX INCOME
Label Products	$1,938	$1,465
Specialty Paper Products	1,668	616
Imaging Supplies	146	58
Reconciling Items:
Other income(a)	(11)	—
Unallocated corporate expenses	(1,905)	(1,609)
Interest expense, net	(314)	(289)
Net gain on curtailment of post-retirement plans	—	47

Total pretax income	$1,522	$288

DEPRECIATION AND AMORTIZATION
Label Products	$611	$573
Specialty Paper Products	907	985
Imaging Supplies	344	357
Reconciling Item:
Corporate	95	70

Total Depreciation and Amortization	$1,957	$1,985

INVESTMENT IN PLANT AND EQUIPMENT
Label Products	$259	$554
Specialty Paper Products	384	232
Imaging Supplies	77	121
Reconciling Item:
Corporate	93	188

Total Investment in plant and equipment	$813	$1,095

(a)	Represents other operating activity which falls below the quantitative threshold for a reportable segment.